Filed Pursuant to Rule 433(d)
Registration Statement No. 333-217421

Free Writing Prospectus

TERM SHEET

Dated July 10, 2018

U.S.$1,000,000,000 3.125% Guaranteed Bonds Due July 20, 2021 (“3-Year Securities”)

U.S.$1,500,000,000 3.250% Guaranteed Bonds Due July 20, 2023 (“5-Year Securities”)

U.S.$1,000,000,000 3.250% Guaranteed Bonds Due July 20, 2028 (“10-Year Securities”)

3-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	3.125% Guaranteed Bonds Due July 20, 2021 (the “3-Year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/positive outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,000,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	July 10, 2018

Settlement Date:	July 20, 2018

Maturity Date:	July 20, 2021

Coupon:	3.125% (Semi-annual, 30/360)

Interest Payment Dates:	January 20 and July 20 of each year, subject to the Business Day Convention, commencing January 20, 2019 and ending July 20, 2021

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.997%, plus accrued interest, if any, from July 20, 2018

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.897%, plus accrued interest, if any, from July 20, 2018

Benchmark U.S. Treasury:	2.625% due June 15, 2021

Benchmark Yield:	2.672%

Spread:	45.4 bps

Yield to Investors:	3.126%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Bank PLC
Mizuho Securities USA LLC
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1856123333

International Global Bond Common Code:	185612333

DTC Global Bond ISIN:	US471048BR88

DTC Global Bond Common Code:	185632393

DTC Global Bond CUSIP:	471048 BR8

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

5-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	3.250% Guaranteed Bonds Due July 20, 2023 (the “5-Year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/positive outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	July 10, 2018

Settlement Date:	July 20, 2018

Maturity Date:	July 20, 2023

Coupon:	3.250% (Semi-annual, 30/360)

Interest Payment Dates:	January 20 and July 20 of each year, subject to the Business Day Convention, commencing January 20, 2019 and ending July 20, 2023

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.936%, plus accrued interest, if any, from July 20, 2018

Underwriting Discount:	0.125%

Proceeds, before Expenses, to JBIC:	99.811%, plus accrued interest, if any, from July 20, 2018

Benchmark U.S. Treasury:	2.625% due June 30, 2023

Benchmark Yield:	2.764%

Spread:	50.0 bps

Yield to Investors:	3.264%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Bank PLC
Mizuho Securities USA LLC
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1856123762

International Global Bond Common Code:	185612376

DTC Global Bond ISIN:	US471048BS61

DTC Global Bond Common Code:	185632903

DTC Global Bond CUSIP:	471048 BS6

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

10-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	3.250% Guaranteed Bonds Due July 20, 2028 (the “10-year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/positive outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,000,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	July 10, 2018

Settlement Date:	July 20, 2018

Maturity Date:	July 20, 2028

Coupon:	3.250% (Semi-annual, 30/360)

Interest Payment Dates:	January 20 and July 20 of each year, subject to the Business Day Convention, commencing January 20, 2019 and ending July 20, 2028

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.005%, plus accrued interest, if any, from July 20, 2018

Underwriting Discount:	0.175%

Proceeds, before Expenses, to JBIC:	98.830%, plus accrued interest, if any, from July 20, 2018

Benchmark U.S. Treasury:	2.875% due May 15, 2028

Benchmark Yield:	2.867%

Spread:	50.1 bps

Yield to Investors:	3.368%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Bank PLC
Mizuho Securities USA LLC
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1856123929

International Global Bond Common Code:	185612392

DTC Global Bond ISIN:	US471048BT45

DTC Global Bond Common Code:	185632938

DTC Global Bond CUSIP:	471048 BT4

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

You can access JBIC’s most recent prospectus satisfying the requirements of Section 10 of the United States Securities Act of 1933, as amended, at the following website:

https://www.sec.gov/Archives/edgar/data/1551322/000119312518214145/d579923d424b5.htm

Each purchaser of the bonds offered hereby will be deemed to have represented that it is a person who falls into the category of (i) or (ii) as set forth on page S-3 of the foregoing prospectus supplement.

JBIC has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents JBIC has filed with the SEC for more complete information about JBIC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JBIC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free from the United States at 1-800-294-1322, Barclays Bank PLC, c/o Broadridge Financial Solutions, toll-free from the United States at 1-888-603-5847, Mizuho Securities USA LLC toll-free from the United States at 1-866-271-7403 or Nomura International plc at 1-212-667-1695.